UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENPHYS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	87-2010879
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

216 East 45th Street 13th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	The New York Stock Exchange

Class A ordinary shares included as part of the units	The New York Stock Exchange

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-257932

Securities to be registered pursuant to Section 12(g) of the Act:          None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description of the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant, the Class A ordinary shares and the redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 (subject to adjustment), of Enphys Acquisition Corp., a Cayman Islands exempted company, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2021 (Registration No. 333-257932), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1
Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on July 15, 2021).

3.2
Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on August 13, 2021).

4.1
Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on August 13, 2021).

4.2
Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on August 13, 2021).

4.3
Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on August 13, 2021).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on August 13, 2021).

10.3
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on August 13, 2021).

10.4
Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257932), filed with the Securities and Exchange Commission on August 13, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 5, 2021

ENPHYS ACQUISITION CORP.

By:	/s/ Jorge de Pablo
Name: Jorge de Pablo
Title: Chief Executive Officer